EXHIBIT 99.5

WILLIAM J. CROWL, R.G.
274 Union Boulevard, Suite 450
Lakewood, Colorado  80228           USA

CONSENT OF EXPERT
FILED BY SEDAR AND EDGAR

June 26, 2012

British Columbia Securities Commission
Alberta Securities Commission
Ontario Securities Commission
United States Securities and Exchange Commission

Re:
Midway Gold Corp. (the "Company") filing of a prospectus supplement dated June 26, 2012 (the "CDN Supplement") to its short form base shelf prospectus dated April 21, 2011 and a prospectus supplement dated June 26, 2012 (the "US Supplement") to the prospectus contained in its registration statement on Form S-3 (No. 333-172009) (the "Registration Statement")

I refer to my reports entitled "NI 43-101 Technical Report on the Midway Project, Nye County, Nevada, dated April 1, 2011", "NI 43-101 Technical Report on the Gold Rock Project, White Pine County, Nevada, dated March 28, 2011", "NI 43-101 Technical Report Feasibility Study for the Pan Gold Project, White Pine County, Nevada, dated November 15, 2011", "NI 43-101 Technical Report on the Spring Valley Project, Pershing County, Nevada", dated May 24, 2011 and "NI 43-101 Technical Report on Resources Gold Rock, White Pine County, Nevada", dated effective February 29, 2012 (the "Reports"), as referenced in the CDN Supplement, the US Supplement and documents incorporated by reference therein.

This letter is being filed as my consent to the use of my name and the Reports in the CDN Supplement, the US Supplement and documents incorporated by reference therein.

I confirm that I have read the CDN Supplement and the US Supplement and have no reason to believe that there are any misrepresentations that are derived from the Reports referred to above or that are within my knowledge as a result of the services I performed in connection with such Reports.

I consent to the incorporation by reference of this consent into the Registration Statement and any amendment thereto, including post-effective amendments.

[Signature page follows]

Yours truly,

"William J. Crowl"
William J. Crowl, R.G.